EXHIBIT NO. 99.(a) 9

MFS SERIES TRUST I

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF CLASSES

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the “Declaration”), of MFS Series Trust I (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that class 529A, 529B and 529C shares of MFS Strategic Growth Fund, a series of the Trust, have been terminated.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 30, 2007 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
804 W. Park Avenue
State College PA 16803
ROBERT J. MANNING
Robert J. Manning
LAWRENCE H. COHN	13 Rockyledge Road
Lawrence H. Cohn	Swampscott MA 01907
45 Singletree Road
Chestnut Hill MA 02467
LAWRENCE T. PERERA
Lawrence T. Perera
DAVID H. GUNNING	18 Marlborough Street
David H. Gunning	Boston MA 02116
2571 N. Park Blvd.
Cleveland Heights OH 44106
ROBERT C. POZEN
Robert C. Pozen
WILLIAM R. GUTOW	9 Arlington Street
William R. Gutow	Boston MA 02116
3 Rue Dulac
Dallas TX 75230
J. DALE SHERRATT
J. Dale Sherratt
MICHAEL HEGARTY	86 Farm Road
Michael Hegarty	Sherborn MA 01770
177 Old Briarcliff Road
Briarcliff Manor NY 10510
LAURIE J. THOMSEN
Laurie J. Thomsen
J. ATWOOD IVES	235 Nashawtuc Road
J. Atwood Ives	Concord MA 01742
17 West Cedar Street
Boston MA 02108
ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
Naples FL 34108